UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012 (September 24, 2012)

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1805 Library Street

Reston, Virginia 20190

(Address of principal executive offices)

(703) 709-9119

(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Board of Directors of Learning Tree International, Inc. (the “Company”) appointed David Asai as the Company’s Interim Chief Financial Officer. In connection with the appointment of Mr. Asai, the Company has entered into an Interim Services Agreement, dated September 27, 2012 (the “Interim Services Agreement”), with Randstad Professionals US, LP, doing business as Tatum, a large executive services firm (“Tatum”), pursuant to which the Company will pay Tatum $250 per hour for Mr. Asai’s services. Pursuant to the Interim Services Agreement, Mr. Asai is employed and compensated by Tatum.

Mr. Asai, age 56, has served as a CFO Partner in the Mid Atlantic practice of Tatum since October 2011. Mr. Asai brings over 30 years of professional experience to the Company including directing all facets of finance and accounting management for public and private companies ranging in size from start-ups to $900 million in annual revenues. Prior to joining Tatum, Mr. Asai was an independent financial consultant providing services to Laureate Education, Inc. and Voyager Learning Company. Mr. Asai has served as Chief Financial Officer of Voyager Learning Company, Independence Air, and Spirit Airlines.

There is no arrangement or understanding, other than the Interim Services Agreement, between Mr. Asai and any other person pursuant to which Mr. Asai has been selected an officer. Mr. Asai has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On September 28, 2012, the Company issued a press release announcing that the Special Committee (the “Special Committee”) of the Company’s Board of Directors has retained Sullivan & Cromwell LLP as its independent legal counsel and is in the process of engaging an independent financial advisor.

As previously announced on September 19, 2012, the Special Committee was formed to consider, among other things, the unsolicited, non-binding proposal from David C. Collins, Chairman of the Board of Directors and Chief Executive Officer of the Company, and his wife, Mary C. Collins, to acquire all of the outstanding shares of the Company that they do not already own (the “Collins Proposal”). Since the announcement of the Collins Proposal, the Special Committee has received additional indications of interest regarding an acquisition of the Company.

In light of the receipt of the Collins Proposal and the additional indications of interest, the Special Committee, with the assistance of its legal and financial advisors, will review all strategic alternatives available to the Company consistent with its fiduciary duties to act in the best interest of stockholders.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filings under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ MAX SHEVITZ
Max Shevitz
President